Exhibit 16

Securities and Exchange Commission

100 F Street NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the information required under Item 11 of Form S-1 as presented under the caption "Change in Auditor" in the Prospectus contained in the Form S-1 filed on March 10, 2023 of PFS Bancorp, Inc. (the “Company”), and are in agreement with the statements contained therein with respect to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ FORVIS, LLP

(Formerly BKD, LLP)

March 10, 2023

Decatur, Illinois